Exhibit 99.2

FOR IMMEDIATE RELEASE

Contact:	Curtis A. Sampson, Chairman, President and Chief Executive Officer Jeffrey K. Berg, President and Chief Operating Officer Paul N. Hanson, Vice President-Finance Telephone (320) 848-6231

CSI PROVIDES GUIDANCE ON FIRST QUARTER 2007 RESULTS

(Hector, Minnesota) – May 23, 2007 – On May 16, 2007 Communications Systems, Inc. (AMEX: JCS) announced its results for the four quarters and twelve months ended December 31, 2006. The Company also reported on May 16, 2007 that the announcement of its first quarter 2007 results and the filing of its Form 10-Q for the quarter would be delayed approximately three weeks for reasons related to accounting and financial reporting issues affecting its JDL Technologies subsidiary that delayed the reporting of its 2006 quarterly and full year results.

The Company today provided guidance regarding anticipated first quarter 2007 results. The Company announced that unaudited consolidated first quarter 2007 revenues are expected to be in the range of $26.5 million to $27.5 million and net income is expected to be in the range of $325,000 to $575,000. Net income per diluted share is expected to be $.04 to $.06. In the first quarter of 2006 the Comparable reported revenue of $28.4 million, net income of $781,000 and net income per diluted share of $.09.

The Company commented that its 2007 and 2006 results were adversely impacted due to the change in the Company’s revenue recognition policies at JDL Technologies which delayed recognition of revenue from its contracts with the Virgin Islands Department of Education. The Company will recognize $2,555,000 of revenue from these contracts for services performed from January 2006 through December 2006 and $748,000 of revenue for services performed in the first quarter of 2007 in its second quarter 2007 financial statements.

The announcement of the Company’s first quarter 2007 results and filing of its March 2007 Form 10-Q Report are expected to be completed by June 8.

About Communications Systems

Communications Systems, Inc. (“CSI”) provides physical connectivity infrastructure and services for cost-effective broadband solutions and is a leading supplier of voice grade connecting devices and wiring systems. CSI serves the broadband market as the world’s leading supplier of media conversion technology, which permits networks to deploy fiber optic technology while retaining the copper-based infrastructure already embedded in the network. CSI also supplies copper wire and fiber optic structured wiring systems for broadband networks and line filters for digital subscriber line (“DSL”) service. CSI also provides network design, training and management services.

Cautionary Statement: In this press release and, from time to time, in reports filed with the Securities and Exchange Commission, other press releases, and in other communications to shareholders or the investing public, there may be “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Company may make forward-looking statements concerning possible or anticipated future financial performance, business activities, plans, pending claims, investigations or litigation which are typically preceded by the words “believes”, “expects”, “anticipates”, “intends” or similar expressions. For such forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in federal securities laws. Shareholders and the investing public should understand that such forward looking statements are subject to risks and uncertainties which could cause actual performance, activities, anticipated results, outcomes or plans to differ significantly from those indicated in the forward-looking statements. Such risks and uncertainties include, but are not limited to: lower sales to major telephone companies and other major customers; the introduction of competitive products and technologies; our ability to successfully reduce operating expenses at certain business units; the general health of the telecom sector, successful integration and profitability of acquisitions; delays in new product introductions; higher than expected expense related to new sales and marketing initiatives; unfavorable resolution of claims and litigation, availability of adequate supplies of raw materials and components; fuel prices; government funding of education technology spending; and other factors discussed from time to time in the Company’s filings with the Securities and Exchange Commission.